As filed with the Securities and Exchange Commission on April 23, 2024.

Registration No. 333-278629

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________

Proficient Auto Logistics, Inc.
(Exact name of registrant as specified in its charter)

___________________________

Delaware	7549	93-1869180
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801
(415) 412-7448
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________

Ross Berner
Proficient Auto Logistics, Inc.
c/o The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801
(415) 412-7448
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies to:

Edward S. Best, Esq. Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 (312) 701-7100	Christopher D. Lueking Jonathan E. Sarna Latham & Watkins LLP 330 North Wabash Avenue, Suite 2800 Chicago, IL 60611 (312) 876-7700

___________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Proficient Auto Logistics, Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-278629) (the Registration Statement) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16.     Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1*	Second Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.
3.2*	Bylaws of the Registrant, as currently in effect.
3.3	Form of Third Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the completion of this offering.
3.4	Form of Amended and Restated Bylaws, to be in effect upon the completion of this offering.
4.1**	Form of Common Stock Certificate.
4.2	Form of Registration Rights Agreement, between the Company and certain holders of the Company’s common stock.
5.1**	Opinion of Mayer Brown LLP.
10.1	Form of Indemnification Agreement, between the Company and its directors and officers.
10.2†	Proficient Auto Logistics, Inc. 2024 Long-Term Incentive Plan, and forms of award agreements.
10.3†	2024 Non-Employee Director Compensation Policy.
10.4†	Executive Employment Agreement, dated as of March 22, 2024, by and between Randy Beggs and the Company.
10.5†	Executive Employment Agreement, dated as of November 30, 2023, by and between Brad Wright and the Company.
10.6	Intentionally Omitted
10.7**†	Executive Employment Agreement, dated as of , 2024, by and between Richard O’Dell and the Company.
10.8*	Stock Purchase Agreement, dated as of December 21, 2023, by and among the Company, PAL Stock Acquiror, Inc., Leonel Munoz, Ramon Munoz and Tribeca Automotive Inc.
10.9*	Contribution Agreement, dated as of December 21, 2023, by and among the Company, Leonel Munoz, Ramon Munoz and Tribeca Truck Leasing LLC.
10.10*	Agreement and Plan of Merger, dated as of December 21, 2023, by and among the Company, ELI Merger Sub, Inc., Jesus Holguin, Raul Silva and Excel Leasing, Inc.
10.11*	Stock Purchase Agreement, dated as of December 21, 2023, by and among the Company, PAL Stock Acquiror, Inc., Jesus Holguin, Raul Silva, and Deluxe Auto Carriers, Inc.
10.12*	Contribution Agreement, dated as of December 21, 2023, by and among the Company, Proficient Auto Transport, Inc., the shareholder listed thereto and BOCF, LLC.
10.13*	Stock Purchase Agreement, dated as of December 21, 2023, by and among the Company, PAL Stock Acquiror, Inc., Proficient Auto Transport, Inc., the shareholder listed thereto and BOCF, LLC.
10.14*

Agreement and Plan of Merger, dated as of December 21, 2023, by and among the Company, WCL Merger Sub, Inc., William E. Scanlon, Trustee of the William E. Scanlon Living Trust Utd 7/29/05 and West Coast Leasing Company, Inc.

10.15*	Stock Purchase Agreement, dated as of December 21, 2023, by and among the Company, PAL Stock Acquiror, Inc., William E. Scanlon Living Trust Utd 7/29/05 and Sierra Mountain Group, Inc.
10.16*

Contribution Agreement, dated as of December 21, 2023, by and among the Company, John Skiadas, Delta Auto Brokers, LLC, North East Fleet Services, Inc., Delta Automotive Services, Inc. and the sellers listed thereto.

10.17*	Purchase Agreement, dated as of December 21, 2023, by and among the Company, PAL Stock Acquiror, Inc., John Skiadas, Delta Automotive Services, Inc. and the sellers listed thereto.
10.18	Intentionally Omitted
10.19*	Revolving Line of Credit Note, dated as of May 18, 2013, by and between Deluxe Auto Carriers, Inc. and PNC Bank, National Association.
10.20	Intentionally Omitted

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Exhibit No.	Description
21.1	List of Subsidiaries of the Registrant.
23.1*	Consent of Grant Thornton LLP, independent registered public accountants to Proficient Auto Logistics, Inc.
23.2*	Consent of Grant Thornton LLP, independent registered public accountants to Proficient Auto Transport, Inc.
23.3*	Consent of BKC, CPAs, PC, an independent public accounting firm for Delta Automotive Services, Inc.
23.4*	Consent of BKC, CPAs, PC, an independent public accounting firm for Tribeca Automotive Inc.
23.5*	Consent of Ramirez Jimenez International CPAs, an independent public accounting firm for Deluxe Auto Carriers, Inc.
23.6*	Consent of Campbell Taylor Washburn, an independent public accounting firm for Sierra Mountain Group, Inc.
23.7**	Consent of Mayer Brown LLP (included in Exhibit 5.1).
99.1	Consent of Charles A. Alutto, director nominee.
99.2	Consent of Douglas L. Col, director nominee.
99.3	Consent of James B. Gattoni, director nominee.
99.4	Consent of Steven F. Lux, director nominee.
99.5	Consent of Richard O’Dell, director nominee.
99.6	Consent of John F. Schraudenbach, director nominee.
99.7	Consent of John Skiadas, director nominee.
99.8	Consent of Randy Beggs, director nominee.
107*	Filing Fee Table.

____________

*        Previously filed

**      To be filed by amendment.

†        Indicates management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida on April 23, 2024.

Proficient Auto Logistics, Inc.
By:	/s/ Ross Berner
Name:	Ross Berner
Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ross Berner	President (Principal Executive Officer);	April 23, 2024
Ross Berner	Director
/s/ Mark McKinney	Secretary (Principal Financial and Accounting Officer);	April 23, 2024
Mark McKinney	Director

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